Exhibit 99.2

FOR IMMEDIATE RELEASE	For more information, please contact:

Suzanne Yaeger
Director of Marketing
214.234.9338 x8116
press@isc8.com

MKR Group, Inc.
Investor Relations
Todd Kehrli or Charles Messman
323.468.2300
ISCI@mkr-group.com

ISC8 Issues Correction to Press Release Announcing Acquisition of Key Assets of Bivio Networks

COSTA MESA, CALIFORNIA — September 5, 2012—ISC8® Inc. (OTCBB:ISCI.OB, “ISC8” or the “Company”), a provider of intelligent cybersecurity solutions, announced today a correction to its press release issued on Tuesday, September 4, 2012 entitled “ISC8 Acquires Key Assets of Bivio Networks to Expand Into “Big Date” Network Cybersecurity Market”. In the initial press release, the Company reported that, of the $7 million of additional consideration which could be paid to Bivio Networks, Inc. up to $2.5 million would be paid in cash and the remainder would be paid in up to 45 million shares of ISC8 common stock. However, the actual proportion of the additional consideration which will be paid in cash and stock cannot be determined at this time. The initial press release also referred to Elan Amir as the “former” CEO of Bivio Networks and referred to certain aspects of the pending acquisition in the present tense. All of these errors have been corrected and the remainder of the content in the initial press release remains unchanged. The corrected press release is reproduced below.

ISC8 announced on September 4, 2012, that it has entered into an agreement to acquire certain cybersecurity related assets of Bivio Networks, Inc., a leading provider of cybersecurity solutions and products. The acquisition provides ISC8 with advanced products and technologies for Security Intelligence, Incident Response, Content Control and mitigation of Advanced Persistent Threats (APTs) in enterprise, service provider and government networks. ISC8 hosted a conference call on Monday, September 4, 2012 at 4:30 p.m. Eastern Time to discuss the Bivio acquisition. Details for accessing a replay of the call and a PowerPoint presentation regarding the acquisition are described below under the heading “Conference Call Information”.

Under the terms of the agreement, ISC8 will pay up to $10.5 million in a combination of cash and stock, detailed more fully below. For the twelve months ended July 31, 2012, the business units of Bivio Networks to be acquired generated $2.2 million in sales. In addition, ISC8 will acquire an installed base consisting of nine accounts including leading Tier 1 service providers, enterprises and government agencies worldwide. The acquired assets are expected to be accretive to ISC8’s EBITDA within the next twelve months. The acquisition is expected to accelerate the growth of ISC8’s cybersecurity business by adding existing customer accounts, a significant pipeline, a receivables backlog, an installed base and a global sales force.

ISC8 will purchase the NetFalcon and Network Content Control System business units of Bivio Networks, including all related intellectual property, sales, engineering, managerial, and other operational resources.

“Bivio’s technology is a natural fit for the cybersecurity solutions we have been advancing at ISC8 since I joined the Company two years ago,” said Bill Joll, president and CEO of ISC8. With the addition of Bivio’s worldwide sales and support network, sizeable sales pipeline, superb engineering talent, and Tier 1 customer accounts which include mobile operators, international enterprise accounts, and international government agencies, ISC8’s cybersecurity portfolio will not only address traditional corporate and defense networks but will also extend to mobile networks. Furthermore, by combining Bivio’s “Big Data” analytics with ISC8’s full-payload analysis of network traffic, we will provide Chief Security Officers with unmatched visibility into whether advanced malware such as APTs are active on their networks. This acquisition is a defining moment for ISC8 and comes at an especially opportune time as we ramp up our cybersecurity business efforts.”

“Bivio’s NetFalcon product utilizes patent-pending “Big Data” analytics technologies to provide customers with visibility and intelligence into their networks over massively large time windows, while its NCCS product provides mobile and landline network operators fine grained content control for the purposes of “safe internet,” parental control and cybersecurity,” commented Elan Amir, president and CEO of Bivio Networks. “Recent breaches have demonstrated the need for innovative and new technologies to address network cybersecurity. The combination of NetFalcon, NCCS and ISC8’s products and technologies will enable enterprises, government agencies and mobile network operators to have unmatched security intelligence, awareness and control to detect, prevent and respond to the most advanced cybersecurity threats.”

The purchase agreement specifies that ISC8 will initially pay shareholders of Bivio Networks $500,000 in cash and up to 30 million shares of ISC8 common stock. Bivio shareholders will also receive payment of up to $7 million in additional consideration (a portion of which will be paid in cash and the remainder of which will be paid in shares of ISC8 common stock) upon meeting certain goals and conditions within the first twenty-four months after the acquisition closes. This acquisition is subject to customary closing conditions including consents from Bivio’s credit holders and regulatory approvals.

Conference Call Information

ISC8 Inc. hosted a conference call and webcast at 4:30 p.m. Eastern Time on September 4, 2012, to discuss the Bivio acquisition. Interested parties can access the phone replay of the call from domestic locations by dialing 800-406-7325 and entering the passcode 4563218#, and from international locations by dialing 303-590-3030 and entering the same passcode. The webcast replay of the call, interested parties can be accessed in the Investors section of ISC8’s website at

www.isc8.com. A PowerPoint presentation regarding the acquisition is also available in the Investors section of ISC8’s website at www.isc8.com.

About ISC8

ISC8 is actively engaged in the development and sale of intelligent cybersecurity solutions for commercial and government environments worldwide. ISC8’s Cyber products are aimed at detecting next-generation malware and Advanced Persistent Threats (APTs). ISC8 provides hardware, software and service offerings that enable Enterprise Threat Management leveraging anti-tamper, 3D stacked chip assemblies, high-speed processors, and miniaturized sensors—all technologies it has developed. ISC8 was founded in 1974 and is headquartered in Costa Mesa, California. For more information about ISC8 visit www.isc8.com.

The ISC8 logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=13025

About Bivio Networks

Founded in 2000, Bivio Networks is dedicated to providing leading networking products that enable government agencies and service providers to control, monitor, and secure critical network infrastructure. A leader in cyber intelligence, cybersecurity and network control solutions, Bivio has deployed its products in a wide range of solutions. Bivio’s global customer base includes leading service providers and intelligence agencies. Bivio is privately held and is headquartered in the San Francisco Bay Area with office locations worldwide.

ISC8 Statement Under the Private Securities Litigation Reform Act

This release may contain information about future expectations, plans and prospects of ISC8’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, competitive forces, general economic, market or business conditions, the effects of any attempts to intentionally disrupt our services or network by hackers or others, changes in ISC8’s technologies such that they are no longer inter-operable, failure of customers to adopt, or delays in their adoption of, ISC8 products or services discussed above, and other factors, most of which are beyond ISC8’s control, as well as those discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC. Except as required by law, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.